EXHIBIT 28

           GROW GROUP, INC. EMPLOYEE STOCK OWNERSHIP AND SAVINGS PLAN

                           ANNUAL REPORT ON FORM 11-K

                   FOR THE YEARS ENDED JUNE 29, 1994 AND 1993





                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                ________________

                                    FORM 11-K

                                  ANNUAL REPORT
                        PURSUANT TO SECTION 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

(X) ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED].

For the fiscal year ended June 29, 1994

                                       or

( ) TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED].

For the transition period from _________________ to ____________

Commission file number 1-4596


                                GROW GROUP, INC.
                    EMPLOYEE STOCK OWNERSHIP AND SAVINGS PLAN

(A. Full title of the plan and the address of the plan if different from that of the issuer named below).

                                 _______________

                                Grow Group, Inc.
                                 200 Park Avenue
                            New York, New York  10166

(B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office).



                                         Page 1 of 19 pages
                                   The Exhibit Index in on page 2





                                   GROW GROUP, INC.
                      EMPLOYEE STOCK OWNERSHIP AND SAVINGS PLAN

                             Audited Financial Statements
                                    and Schedules


                          Years ended June 29, 1994 and 1993



                                       Contents

     Report of Independent Auditors ....................................   3

     Statements of Net Assets Held for the Benefit of Participants .....   4
     Statements of Changes in Net Assets Held for the
       Benefit of Participants .........................................   8
     Notes to Financial Statements .....................................  12

     Schedules

     Assets Held for Investment ........................................  16
     Series of Transactions in Excess of 5% of the
       Current Value of Plan Assets ....................................  17


     Exhibit 1 Consent of Independent Auditors .........................  19






























                            Report of Independent Auditors


     Administrative Committee of Grow Group, Inc.
       Employee Stock Ownership and Savings Plan


     We have audited the accompanying statements of net assets held for the benefit of participants of Grow Group, Inc. Employee Stock Ownership and Savings Plan as of June 29, 1994 and 1993, and the related statements of changes in net assets held for the benefit of participants for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the Plan's net assets available for the benefit of participants at June 29, 1994 and 1993, and the changes in net assets available for the benefit of participants for the years then ended, in conformity with generally accepted accounting principles.

     Our audits were made for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment as of June 29, 1994, and series of transactions in excess of 5% of the current value of plan assets for the year then ended, are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audit of the 1994 financial statements and, in our opinion, are fairly stated in all material respects in relation to the 1994 financial statements taken as a whole.


                                                  ERNST & YOUNG LLP

     November 18, 1994








     Grow Group, Inc.
     Employee Stock Ownership and Savings Plan

     Statements of Net Assets Held for the
       Benefit of Participants
                                                       June 29, 1994
                                        _______________________________________
                                                                        Money
                                                  Grow Stock   Equity   Market
                                         Total       Fund       Fund     Fund
                                        _______________________________________
     Assets
     Cash
     Investments, at fair value:
       Common Stock of Grow Group, Inc.
         (129,084 and 122,642 shares,
         at cost of $1,476,422 and
         $1,292,030, respectively) $ 2,242,835  $2,242,835
       Merrill Lynch Capital Fund
         (231,578 and 189,832 shares,
         at cost of $6,242,775 and
         $4,977,488, respectively)    6,425,474             6,425,474
       Merrill Lynch USA Government
         Reserve Fund (4,106,344 and
         4,499,080 shares, at cost
         of $4,106,344 and
         $4,499,080, respectively)    4,106,344                       $4,106,344
       Dreyfus Capital Preservation
         Fund (158,654 shares at a
         cost of $158,654 in 1994)      158,654
       Dreyfus Peoples Index Fund, Inc.
         (8,964 shares at a cost of
         $143,806 in 1994)              137,600
       Galaxy U.S. Treasury Fund
         (208,146 and 82,426 shares,
         at a cost of $208,146 and
         $82,426, respectively)         208,146     27,444    108,737     67,480

     Loans receivable from
       participants                     517,521

     Contributions receivable from
       participants                     195,211     16,708    115,251     38,966

     Accrued investment income            1,823         65         68      1,676
                                   _____________________________________________
     Total assets                    13,993,608  2,287,052  6,649,530  4,214,466

     Liabilities
     Refund of contributions             59,453        200     27,590     27,090
                                   _____________________________________________

     Net assets held for the
       benefit of participants      $13,934,155 $2,286,852 $6,621,940 $4,187,376
                                   _____________________________________________
                                   _____________________________________________

     See notes to financial statements.



     Grow Group, Inc.
     Employee Stock Ownership and Savings Plan

     Statements of Net Assets Held for the
       Benefit of Participants
                                                       June 29, 1994
                                        _______________________________________
                                             Collective
                                             Investment     Index     Loan
                                                Fund         Fund     Fund
                                        _______________________________________
     Assets
     Cash
     Investments, at fair value:
       Common Stock of Grow Group, Inc.
         (129,084 and 122,642 shares,
         at cost of $1,476,422 and
         $1,292,030, respectively)
       Merrill Lynch Capital Fund
         (231,578 and 189,832 shares,
         at cost of $6,242,775 and
         $4,977,488, respectively)
       Merrill Lynch USA Government
         Reserve Fund (4,106,344 and
         4,499,080 shares, at cost
         of $4,106,344 and
         $4,499,080, respectively)
       Dreyfus Capital Preservation
         Fund (158,654 shares at a
         cost of $158,654 in 1994)        $158,654
       Dreyfus Peoples Index Fund, Inc.
         (8,964 shares at a cost of
         $143,806 in 1994)                            $137,600
       Galaxy U.S. Treasury Fund
         (208,146 and 82,426 shares,
         at a cost of $208,146 and
         $82,426, respectively)                          4,485

     Loans receivable from
       participants                                                $517,521

     Contributions receivable from
       participants                          7,794      16,492

     Accrued investment income                   6           8
                                   _____________________________________________
     Total assets                          166,454     158,585      517,521

     Liabilities
     Refund of contributions                 4,573
                                   _____________________________________________

     Net assets held for the
       benefit of participants            $161,881    $158,585     $517,521
                                   _____________________________________________
                                   _____________________________________________

     See notes to financial statements.



     Grow Group, Inc.
     Employee Stock Ownership and Savings Plan

     Statements of Net Assets Held for the
       Benefit of Participants
                                                       June 29, 1993
                                        _____________________________

                                                  Grow Stock   Equity
                                         Total       Fund       Fund
                                        _______________________________
     Assets
     Cash                          $    82,298  $   12,883  $  69,415
     Investments, at fair value:
       Common Stock of Grow Group, Inc.
         (129,084 and 122,642 shares,
         at cost of $1,476,422 and
         $1,292,030, respectively) $ 2,069,584  $2,069,584
       Merrill Lynch Capital Fund
         (231,578 and 189,832 shares,
         at cost of $6,242,775 and
         $4,977,488, respectively)    5,338,074             5,338,074
       Merrill Lynch USA Government
         Reserve Fund (4,106,344 and
         4,499,080 shares, at cost
         of $4,106,344 and
         $4,499,080, respectively)    4,499,080
       Dreyfus Capital Preservation
         Fund (158,654 shares at a
         cost of $158,654 in 1994)
       Dreyfus Peoples Index Fund, Inc.
         (8,964 shares at a cost of
         $143,806 in 1994)
       Galaxy U.S. Treasury Fund
         (208,146 and 82,426 shares,
         at a cost of $208,146 and
         $82,426, respectively)          82,426        108     82,318

     Loans receivable from
       participants                     306,844

     Contributions receivable from
       participants                     130,790     13,106     68,244

     Accrued investment income            3,844        537      1,866
                                   ____________________________________
     Total assets                    12,512,940  2,096,218  5,559,917

     Liabilities
     Refund of contributions             97,519      1,293     49,224
                                   ____________________________________

     Net assets held for the
       benefit of participants      $12,415,421 $2,094,925 $5,510,693
                                   ____________________________________
                                   ____________________________________

     See notes to financial statements.



     Grow Group, Inc.
     Employee Stock Ownership and Savings Plan

     Statements of Net Assets Held for the
       Benefit of Participants
                                                       June 29, 1993
                                        _______________________________________
                                           Money
                                           Market                Loan
                                            Fund                 Fund
                                        _______________________________________
     Assets
     Cash
     Investments, at fair value:
       Common Stock of Grow Group, Inc.
         (129,084 and 122,642 shares,
         at cost of $1,476,422 and
         $1,292,030, respectively)
       Merrill Lynch Capital Fund
         (231,578 and 189,832 shares,
         at cost of $6,242,775 and
         $4,977,488, respectively)
       Merrill Lynch USA Government
         Reserve Fund (4,106,344 and
         4,499,080 shares, at cost
         of $4,106,344 and
         $4,499,080, respectively)       $4,499,080
       Dreyfus Capital Preservation
         Fund (158,654 shares at a
         cost of $158,654 in 1994)
       Dreyfus Peoples Index Fund, Inc.
         (8,964 shares at a cost of
         $143,806 in 1994)
       Galaxy U.S. Treasury Fund
         (208,146 and 82,426 shares,
         at a cost of $208,146 and
         $82,426, respectively)

     Loans receivable from
       participants                                         $306,844

     Contributions receivable from
       participants                          49,440

     Accrued investment income                1,441
                                   _____________________________________________
     Total assets                         4,549,961          306,844

     Liabilities
     Refund of contributions                 47,002
                                   _____________________________________________

     Net assets held for the
       benefit of participants      $     4,502,959         $306,844
                                   _____________________________________________
                                   _____________________________________________

     See notes to financial statements.



     Grow Group, Inc.
     Employee Stock Ownership and Savings Plan

     Statements of Changes in Net Assets
       Held for the Benefit of Participants
                                            Year Ended June 29, 1994
                                   ____________________________________________
                                                                        Money
                                               Grow Stock      Equity   Market
                                    Total         Fund          Fund     Fund
                                   ____________________________________________
     Additions
     Contributions from
       employees                  $ 2,128,066 $  217,021  $1,148,459   $668,548
     Income from investments:
       Dividend income                418,197     33,512     384,685
       Interest income                239,339        565       1,511    207,190
       Net realized and unrealized
         appreciation (depreciation)
         in fair value of
         investments                  (30,196)    36,723     (60,712)
                                   _____________________________________________
     Total additions                2,755,406    287,821   1,473,943    875,738

     Deductions
     Withdrawals and
       distributions               (1,236,672)  (177,859)   (616,179)  (442,634)
     Interfund transfers, net                     81,965     253,483   (748,687)
                                   _____________________________________________
     Total additions
       (deductions)                (1,236,672)   (95,894)   (362,696)(1,191,321)
                                   _____________________________________________

     Net additions
       (deductions)                 1,518,734    191,927   1,111,247   (315,583)

     Net assets held for
       the benefit of
       participants at
       beginning of year           12,415,421  2,094,925   5,510,693  4,502,959
                                   _____________________________________________
     Net assets held for
       the benefit of
       participants at
       end of year                $13,934,155 $2,286,852  $6,621,940 $4,187,376
                                   _____________________________________________
                                   _____________________________________________



     See notes to financial statements.













     Grow Group, Inc.
     Employee Stock Ownership and Savings Plan

     Statements of Changes in Net Assets
       Held for the Benefit of Participants

                                          Year Ended   June 29, 1994
                                        _______________________________________
                                          Collective
                                          Investment  Index       Loan
                                             Fund      Fund       Fund
                                        _______________________________________
     Additions
     Contributions from
       employees                          $ 31,809    $ 62,229
     Income from investments:
       Dividend income
       Interest income                       2,388          18    $ 27,667
       Net realized and unrealized
         appreciation (depreciation)
         in fair value of
         investments                                    (6,207)
                                        ________________________________________
     Total additions                       34,197       56,040      27,667

     Deductions
     Withdrawals and
       distributions
     Interfund transfers, net             127,684      102,545     183,010
                                   _____________________________________________
     Total additions
       (deductions)                       127,684      102,545     183,010
                                   _____________________________________________
     Net additions
       (deductions)                       161,881      158,585     210,677

     Net assets held for
       the benefit of
       participants at
       beginning of year                     -              -      306,844
                                   _____________________________________________
     Net assets held for
       the benefit of
       participants at
       end of year                       $161,881     $158,585    $517,521
                                   _____________________________________________
                                   _____________________________________________



     See notes to financial statements.




     Grow Group, Inc.
     Employee Stock Ownership and Savings Plan

     Statements of Changes in Net Assets
       Held for the Benefit of Participants
                                            Year Ended June 29, 1993
                                        ______________________________

                                                  Grow Stock   Equity
                                         Total       Fund       Fund
                                        ______________________________
     Additions
     Contributions from
       employees                  $ 1,658,211 $  163,293  $  827,197
     Income from investments:
       Dividend income                295,659     22,076     273,583
       Interest income                161,483        827       2,353
       Net realized and unrealized
         appreciation (depreciation)
         in fair value of
         investments                  704,478    527,230     177,248
                                   __________________________________
     Total additions                2,819,831    713,426   1,280,381

     Deductions
     Withdrawals and
       distributions                 (621,060)   (79,585)    (90,505)
     Interfund transfers, net                   (106,157)    629,614
                                   __________________________________
     Total additions
       (deductions)                  (621,060)  (185,742)    539,109
                                   __________________________________

     Net additions
       (deductions)                 2,198,771    527,684   1,819,490

     Net assets held for
       the benefit of
       participants at
       beginning of year           10,216,650  1,567,241   3,691,203
                                   __________________________________
     Net assets held for
       the benefit of
       participants at
       end of year                $12,415,421 $2,094,925  $5,510,693
                                   __________________________________
                                   __________________________________


     See notes to financial statements.











     Grow Group, Inc.
     Employee Stock Ownership and Savings Plan

     Statements of Changes in Net Assets
       Held for the Benefit of Participants
                                            Year Ended June 29, 1993
                                        _______________________________________
                                           Money
                                           Market           Loan
                                            Fund            Fund
                                        _______________________________________
     Additions
     Contributions from
       employees                        $ 667,721
     Income from investments:
       Dividend income
       Interest income                    131,242           $ 27,061
       Net realized and unrealized
         appreciation (depreciation)
         in fair value of
         investments
                                   _____________________________________________
     Total additions                      798,963             27,061

     Deductions
     Withdrawals and
       distributions                     (450,970)
     Interfund transfers, net            (471,508)           (51,949)

                                   _____________________________________________
     Total additions
       (deductions)                      (922,478)           (51,949)
                                   _____________________________________________

     Net additions
       (deductions)                      (123,515)           (24,888)

     Net assets held for
       the benefit of
       participants at
       beginning of year                  4,626,474          331,732
                                   _____________________________________________
     Net assets held for
       the benefit of
       participants at
       end of year                      $ 4,502,959         $306,844
                                   _____________________________________________
                                   _____________________________________________


     See notes to financial statements.













                                   Grow Group, Inc.
                      Employee Stock Ownership and Savings Plan

                            Notes to Financial Statements

                                    June 29, 1994


     A.   Significant Accounting Policies

     The financial statements of Grow Group, Inc. Employee Stock Ownership and Savings Plan (the "Plan") have been prepared on the accrual basis in accordance with generally accepted accounting principles.

     All costs of administration and fees are paid by the sponsor, Grow Group, Inc. (the "Company").

     Temporary investments are valued at cost which approximates fair value. Common Stock of Grow Group, Inc. is valued at the market price on the last business day of the Plan year. The fair value of the shares of the Merrill Lynch Capital Fund, the Merrill Lynch USA Government Reserve Fund, Dreyfus Capital Preservation Fund, Dreyfus Peoples Index Fund, Inc. and the Galaxy U.S. Treasury Fund is based on the quoted redemption value on the last business day of the Plan year. Securities transactions are accounted for on the trade dates.

     Net realized and unrealized appreciation (depreciation) in fair value of investments included in the statements of changes in net assets held for the benefit of participants includes investments bought, sold, as well as held during the year.

     B.   Description of the Plan

     As originally adopted, the Plan consisted of an Employee Stock Ownership Program ("PAYSOP"), as well as a Savings Program ("Savings Program").

     The PAYSOP was a payroll-based tax credit employee stock ownership program under which the Company made discretionary contributions of up to 1/2 of 1% of total remuneration, as defined in the Plan within the limits of the Internal Revenue Code of 1986, as amended. The Tax Reform Act of 1986 eliminated the tax credit which had been available for employer contributions to the PAYSOP. As a result, PAYSOP contributions were suspended effective January 1, 1987. The PAYSOP contributions are fully vested.














                                   Grow Group, Inc.
                      Employee Stock Ownership and Savings Plan

                      Notes to Financial Statements (continued)


     B.   Description of the Plan (continued)

     The Savings Program enables eligible employees to elect to defer, on a before-tax basis, up to 16% (in increments of 1%), or such lower percentage approved by the Administrative Committee, of their compensation (as defined) through salary reduction contributions ("Salary Reduction Contributions"), provided that the sum of such Salary Reduction Contributions (and elective contributions by a participant to other plans) may not exceed $9,240 (as adjusted to date by the Secretary of the Treasury) per calendar year. Additionally, until June 30, 1987, eligible employees had the option of making contributions, on a post-tax basis, of up to an additional 10% of their compensation, as defined ("Additional Contributions").

     All amounts in employee accounts maintained under the Savings Program (including Additional Contributions made prior to their suspension) may be invested in one or more of the five funds described below. PAYSOP contributions made prior to suspension remain invested in Grow Group, Inc. Common Stock. All contributions are 100% vested. Participants in the Savings Program can withdraw their before-tax contributions and earnings through June 29, 1994 thereon from their respective accounts only if all after-tax contributions and earnings thereon have been withdrawn and the participant has reached age 59-1/2, has become permanently and totally disabled, has suffered financial hardship or has terminated employment. Withdrawals of Additional Contributions and earnings thereon can be made at any time with notice.

     The Galaxy U.S. Treasury Fund invests in short-term highly liquid U.S. Government and Agency obligations. All contributions flow through this fund before being transferred to the investment choices of the participants.

     The Plan also provides that loans may be made to participants. These loans are included in the Loan Fund. Loans may only be made to participants of amounts, within specified limits, contained in their accounts under the Savings Program.
















                                   Grow Group, Inc.
                      Employee Stock Ownership and Savings Plan

                      Notes to Financial Statements (continued)


     B.   Description of the Plan (continued)

     Participants may elect to have their Savings Program contribution invested in one or more of the following funds:

          Grow Stock Fund - Invested in Grow Group, Inc. Common Stock purchased in the open market.

          Equity Fund - Invested in shares of Merrill Lynch Capital Fund. The fund seeks to achieve the highest total investment return consistent with prudent risk through a fully managed investment policy utilizing equity, debt and convertible securities.

          Money Market Fund - Invested in shares of Merrill Lynch USA Government Reserve Fund. The objective is to seek preservation of capital, current income and liquidity from investing in a diversified portfolio of short-term marketable securities, including variable rate securities, which are direct obligations of the U.S. Government and repurchase agreements and purchase and sale contracts pertaining to such securities.

          Collective Investment Fund - Invested in shares of Dreyfus Capital Preservation Fund. The fund seeks high current income and stability of principal by investing in a portfolio consisting of guaranteed investment contracts ("GICs") and other similar investments.

          Index Fund - Invested in shares of Dreyfus Peoples Index Fund, Inc. The fund seeks to provide investment results that correspond to the price and yield performance of publicly traded common stocks in the aggregate, as represented by the Standard & Poors 500 Composite Price Index.

     Company contributions under the PAYSOP provisions were made in the form of cash or Company Common Stock. Cash contributions were used to purchase Common Stock in the open market.

















                                   Grow Group, Inc.
                      Employee Stock Ownership and Savings Plan

                      Notes to Financial Statements (continued)


     C.   Tax Status

     The Internal Revenue Service has ruled that the Plan qualifies under
     Section 401(a) of the Internal Revenue Code (the "Code"), and its related trust is, therefore, exempt from Federal income tax under Section 501(a) of the Code. The Plan is operating in accordance with Internal Revenue Service procedures which provide that a qualified plan need not be amended to conform to the Tax Reform Act of 1986 and the tax acts thereafter, until the last day of its first plan year beginning after December 31, 1993. The Plan is operating in accordance with such acts, and plan amendments will apply retroactively to the date when changes in the law under such acts are effective. An employee will not be subject to Federal income tax on contributions, when made, or on the earnings of the employee's account when earned. Generally, an employee will be subject to Federal income tax on distributions or withdrawals from employee accounts related to the PAYSOP and Salary Reduction contributions and earnings on all contributions. The Administrative Committee is not aware of any course of action or series of events that might adversely affect the qualified status of the Plan.


































                                   Grow Group, Inc.
                      Employee Stock Ownership and Savings Plan

                              Assets Held for Investment

                                    June 29, 1994


                                        Number of
     Description of Investment        Shares/Units     Cost     Market Value
     _______________________________________________________________________

     Grow Group, Inc. Common Stock      129,084   $ 1,476,422    $ 2,242,835
     Merrill Lynch Capital Fund         231,578     6,242,775      6,425,474
     Merrill Lynch USA Government
       Reserve Fund                   4,106,344     4,106,344      4,106,344
     Dreyfus Capital Preservation
       Fund                             158,654       158,654        158,654
     Dreyfus Peoples Index Fund, Inc.     8,964       143,806        137,600
     Galaxy U.S. Treasury Fund          208,146       208,146        208,146
     Loans receivable from participants    *          517,521        517,521
                                                  __________________________

                                                  $12,853,668    $13,796,574
                                                  __________________________
                                                  __________________________



     *Detail list available upon request.




























                                   Grow Group, Inc.
                      Employee Stock Ownership and Savings Plan

      Series of Transactions in Excess of 5% of the Current Value of Plan Assets

                               Year ended June 29, 1994


                                                                Cost
                                  Units/ Purchase  Selling       of     Net Gain
     Description of Assets        Shares  Price*    Price*      Assets   (Loss)
     ___________________________________________________________________________

     Category (iii) - A series of
       transactions with respect
       to securities of the same
       issue, which amount in the
       aggregate to more than 5%
       of the current value of
       total plan assets:

         Merrill Lynch USA
           Government Reserve
           Fund              2,575,307 $2,575,307            $2,575,307
                             2,968,043            $2,968,043  2,968,043

         Merrill Lynch
           Capital Fund         79,752  2,238,658             2,238,658
                                38,006             1,168,879    973,371 $195,508

         Galaxy U.S.
           Treasury Fund     6,874,298  6,874,298             6,874,298
                             6,748,578             6,748,578  6,748,578




     Note - There were no category (i), (ii) or (iv) transactions during the year ended June 29, 1994.


     *Current value of asset on transaction date is equal to respective purchase or selling price.















                                      SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Administrative Committee of the Grow Group, Inc. Employee Stock Ownership and Savings Plan has duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Grow Group, Inc. Employee Stock
                                           Ownership and Savings Plan
                                                  (Name of Plan)



     Date:   December 21, 1994         By: /s/ Frank V. Esser
                                           __________________________________
                                           Frank V. Esser, Plan Administrator
                                           and Member of the Administrative
                                           Committee






































                                                  EXHIBIT 1


                           CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement No. 33-25755 (the Prospectus in which also relates to Registration Statement No. 2-91262) on Form S-8 pertaining to the Grow Group, Inc. Employee Stock Ownership and Savings Plan of our report dated November 18, 1994 on the financial statements of the Grow Group, Inc. Employee Stock Ownership and Savings Plan included in this Annual Report (Form 11-K) for the year ended June 29, 1994.



                                                  ERNST & YOUNG LLP


     December 21, 1994
































